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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
PENN NATIONAL GAMING, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held on May 26, 2004

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of Penn National Gaming, Inc. (the "Company"), a Pennsylvania corporation, will be held on Wednesday, May 26, 2004, at 9:00 a.m., local time, at the Four Seasons Hotel, 57 East 57th Street, New York, NY 10022 for the following purposes:

1.
To elect two Class II directors for a 3-year term and until their successors are duly elected and qualified.

2.
To consider and act upon a proposal to ratify the appointment of BDO Seidman, LLP, as independent public accountants for the Company for the fiscal year ending December 31, 2004.

3.
To consider and transact such other business as may properly come before the Annual Meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. Management currently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

        Only shareholders of record at the close of business on April 2, 2004 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. Any shareholder attending the Annual Meeting may vote in person even if such shareholder previously signed and returned a proxy.

By order of the Board of Directors,

Robert S. Ippolito Secretary

Wyomissing, Pennsylvania
April 21, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU CAN ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING BY SUBMITTING YOUR INSTRUCTIONS BY PHONE, BY INTERNET OR BY COMPLETING, SIGNING, DATING AND MAILING THE ENCLOSED PROXY FORM PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE (NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 26, 2004

        This Proxy Statement and the enclosed Proxy are first being sent or given to shareholders of Penn National Gaming, Inc. (the "Company") on or about April 21, 2004, in connection with the solicitation of proxies for use at the Company's 2004 Annual Meeting of Shareholders ("Annual Meeting") to be held on Wednesday, May 26, 2004 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Four Seasons Hotel, 57 East 57th Street, New York, NY 10022. This solicitation is being made on behalf of the Board of Directors of the Company.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

        The Board of Directors has set the close of business on April 2, 2004 as the record date ("Record Date") for the determination of shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 39,989,950 shares of the Company's Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

        The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes, which all shareholders are entitled to cast, is necessary for a quorum to be present at the Annual Meeting. Each share of the Company's Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting.

        The shares represented by all valid proxies received by phone, by Internet or by mail, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein, and if no choice is specified, will be voted for each of the nominees for director set forth in this Proxy Statement and in favor of the ratification of BDO Seidman, LLP as the Company's independent public accountant for the year ending December 31, 2004, which is set forth in the notice of meeting. Assuming a quorum is present, (a) the two nominees for director receiving the highest number of votes cast by shareholders entitled to vote for directors will be elected to serve on the Company's Board of Directors; and (b) the affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of BDO Seidman, LLP as the Company's independent public accountants for the year ending December 31, 2004. The Board knows of no other matters that are likely to be brought before the meeting other than the matters specifically referred to in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy or their duly appointed substitutes acting at the meeting will be authorized to vote or otherwise act with their judgment on those matters. For purposes of determining the number of votes cast, only those cast "for" or "against" are counted. Abstentions and broker non-votes are not considered "cast" but are counted for purposes of determining whether a quorum is present at the Annual Meeting. Under Pennsylvania law, a quorum is required to conduct business at the Annual Meeting.

        It is expected that the solicitation of proxies will be conducted primarily by mail. Proxies also may be solicited personally or by telephone, telegraph, telecopy or via the internet. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, telecopy or via the internet.

GOVERNANCE OF THE COMPANY

        The Company's Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value is maximized in a manner consistent with legal requirements and the highest standards of integrity. The Board adheres to corporate governance practices which the Board and senior management believe promote this purpose and are sound. The Company continually reviews these governance practices, Pennsylvania law (the state in which the Company is incorporated), the Marketplace Rules of the National Association of Securities Dealers, Inc. (the "Marketplace Rules"), and U.S. Securities and Exchange Commission ("SEC") regulations, as well as best practices suggested by recognized governance authorities.

Board of Directors

        The Company's Board of Directors currently consists of six (6) members: Peter M. Carlino, Harold Cramer, David A. Handler, John M. Jacquemin, Robert P. Levy and Barbara Z. Shattuck. On January 29, 2004, the Board, as authorized by the Company's By-Laws, elected Barbara Z. Shattuck to fill the vacancy resulting from William J. Bork's resignation from the Board effective May 31, 2002. Ms. Shattuck is a Class II director whose term expires at the 2004 Annual Meeting. The Board has determined that all of the directors, other than Mr. Carlino, are independent under the current Marketplace Rules.

        The Board of Directors held nine meetings during the fiscal year ended December 31, 2003. Except for Ms. Shattuck, who was elected to the Board in January 2004, each of the Company's directors attended at least 75% of the aggregate of all meetings of the Board during the fiscal year ended December 31, 2003. In addition, each of the Company's directors attended at least 75% of the aggregate of all meetings of all committees of the Board of which he or she was a member held during the fiscal year ended December 31, 2003.

        The Company has four standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee and the Nominating Committee.

        Audit Committee.    John M. Jacquemin (Chairman), Harold Cramer and Robert P. Levy are the members of the Audit Committee. The Board has determined that Messrs. Jacquemin, Cramer and Levy are independent for the purposes of the current Marketplace Rules and for the purposes of the SEC regulations. The Board has determined that Mr. Jacquemin, the Chairman of the Audit Committee, meets the SEC criteria of a "financial expert" and is "financially sophisticated" for the purposes of Marketplace Rules. Because of his position as one of five trustees for the Carlino Family

Trust, a revocable trust (see "Security Ownership of Principal Shareholders and Management" beginning on page 10 of this Proxy Statement), Harold Cramer falls outside the SEC safe harbor providing that a person will not be deemed an affiliate for purposes of determining audit committee member independence if he or she beneficially owns 10% or less of an issuer's voting stock. Mr. Cramer's voting and investment power in connection with the shares of the Company's common stock held by the Carlino Family Trust power is restricted to limited matters and is shared with the other trustees. Peter M. Carlino has the sole power to vote the shares held by the Carlino Family Trust, except in the case of a sale of all or substantially all of the Company's assets, a merger where the Company will not be the surviving entity or a liquidation where the manner in which the trust's shares are voted is determined by a vote of all five trustees. As a result of Mr. Cramer's limited voting and investment power, the Board has determined that Mr. Cramer is independent for the purpose of the SEC regulations and the Marketplace Rules.

        The principal functions of the Audit Committee are to serve as an independent and objective party to monitor the integrity of the Company's financial reporting process and internal control system; appoint, compensate and retain the independent auditor; oversee, review and appraise the audit efforts of the Company's independent accountants; and maintain free and open communication with and among the independent accountants, financial and senior management, and the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors that complies with the current Marketplace Rules. A copy of the written charter is included as Appendix A to the this Proxy Statement. The Audit Committee met twelve times in 2003.

        Compensation Committee.    Harold Cramer (Chairman), David A. Handler and Barbara Z. Shattuck are members of the Compensation Committee. Ms. Shattuck was appointed to Compensation Committee on January 29, 2004. The Board has determined that Messrs. Cramer and Handler and Ms. Shattuck are independent for the purposes of the Marketplace Rules. The principal functions of the Compensation Committee are to evaluate the annual performance of the Chief Executive Officer ("CEO") and other executive officers and set their annual compensation; review the Company's executive compensation programs; assess the Company's management succession planning; recommend the structure and amount of compensation for non-employee directors; review and approve management recommendations regarding option grants to employees other than executive officers; and administer and interpret the Company's Amended and Restated 1994 Stock Option Plan, as amended, or 1994 Stock Option Plan, and 2003 Long Term Incentive Compensation Plan, or 2003 Equity Compensation Plan. The Compensation Committee operates under a written charter adopted by the Board of Directors and met four times in 2003.

        Compliance Committee.    The Compliance Committee has three members. David A. Handler and John M. Jacquemin are the current Board members of the Compliance Committee. Steve Ducharme, a consultant to the Company, is the Chairman of the Compliance Committee. The Compliance Committee was established to ensure, through self-regulatory procedures, compliance with applicable laws relating to the Company's gaming and racing businesses and to prevent, to the fullest extent possible, any involvement by the Company in any activities that would pose a threat to the reputation and integrity of the Company's gaming and racing operations. The Compliance Committee met eleven times in 2003.

        Nominating Committee.    Harold Cramer (Chairman), David A. Handler and Barbara Z. Shattuck are the members of the Nominating Committee. The Board has determined that Messrs. Cramer and Handler and Ms. Shattuck are independent under the Marketplace Rules. The Nominating Committee is responsible for identifying and recommending, for the Board's selection, nominees for election to the Board and advising the Board with respect to Board structure, composition and size of the Board and its committees. The Nominating Committee operates under a written charter adopted by the Board of Directors that complies with the current Marketplace Rules. A copy of the written charter is included as Appendix B to this Proxy Statement. The Nominating Committee was formed in January 2004 and, therefore, did not meet during the last fiscal year.

        The Nominating Committee considers candidates for Board membership suggested by its members, other Board members and management. The Nominating Committee has authority to retain a search firm to assist in the identification of director candidates. In selecting nominees for director, the Nominating Committee considers a number of factors, including, but not limited to:

  •
  whether a candidate has demonstrated business and industry experience that is relevant to the Company, including recent experience at the senior management level (preferably as chief executive officer or in a similar position) of a company as large or larger than the Company;

  •
  the candidate's ability to meet the suitability requirements of all relevant regulatory agencies;

  •
  the candidate's ability to represent interests of the shareholders;

  •
  the candidate's independence from management and freedom from potential conflicts of interest with the Company;

  •
  the candidate's financial literacy, including whether the candidate will meet the audit committee membership standards set forth in the Marketplace Rules;

  •
  whether a candidate is widely recognized for his or her reputation, integrity, judgment, skill, leadership ability, honesty and moral values;

  •
  the candidate's ability to work constructively with the Company's management and other directors; and

  •
  the candidate's availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties.

        During the process of considering a potential nominee, the Committee may request additional information about, or an interview with, the potential nominee.

        The Nominating Committee will also consider recommendations by shareholders of nominees for director to be elected at the Company's 2005 annual meeting of shareholders if they are received on or before December 22, 2004. In evaluating nominations received from shareholders, the Committee will apply the criteria and follow the process described above. Shareholders wishing to recommend a nominee for director should submit such nomination in writing, along with any other supporting materials the shareholder deems appropriate, to the Secretary of the Company.

Compensation of Directors

        The Company pays director's fees to each director who is not an employee of the Company. During the year ending December 31, 2003, each outside director received an annual fee of $18,000, plus $1,500 for each Board meeting attended in person and reimbursement for out-of-pocket expenses in connection with their attendance at such meetings. In addition, in 2003, the Compensation Committee approved a grant to each non-employee director of options to purchase 30,000 shares of Common Stock of the Company. Upon joining the Board, Ms. Shattuck received a grant of options to purchase 30,000 shares of Common Stock of the Company. The exercise price of the options granted to non-employee directors is equal to the fair market value of the Company's Common Stock on the date of the grant. Effective August 2003, each member of the Audit Committee receives $1,000 for each audit committee meeting in which they participate.

Shareholder Access Policy

        Shareholders who wish to communicate with directors should do so by writing to the Secretary, Penn National Gaming, Inc., P.O. Box 7054, Wyomissing, PA 19610. The Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Company's Audit Committee.

Director Attendance at Annual Meetings

        The Company encourages all of its directors to attend the Company's annual meeting of shareholders. Last year, all of the individuals then serving as directors of the Company attended the Company's 2003 annual meeting of shareholders.

Employee Code of Conduct

        The Company has a Code of Conduct, which is applicable to all employees of the Company, including the Company's principal executive officer, the principal financial officer and the principal accounting officer. The Code of Conduct is designed to deter wrongdoing and promote ethical conduct, full and accurate reporting in the Company's SEC filings, compliance with applicable law, as well as other matters. A copy of the Code of Conduct has been filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Corporate Director of Regulatory Affairs has been named the Chief Compliance Officer under the Company's Code of Conduct. Compliance personnel at the Company's properties report to the Corporate Director of Regulatory Affairs.

PROPOSAL 1: ELECTION OF CLASS II DIRECTORS

Information about Nominees and Other Directors

        The Company's Board of Directors consists of six (6) members: Peter M. Carlino, Harold Cramer, David A. Handler, John M. Jacquemin, Robert P. Levy and Barbara Z. Shattuck. On January 29, 2004, the Board, as authorized by the Company's By-Laws, elected Barbara Z. Shattuck to fill the vacancy resulting from William J. Bork's resignation from the Board effective May 31, 2002. Ms. Shattuck is a Class II director whose term will expire at the 2004 Annual Meeting. The Board has determined that all of the directors, other than Mr. Carlino, are independent under the current Marketplace Rules. Two Class II directors will be elected at the Annual Meeting to hold office, subject to the provisions of the Company's By-Laws, until the annual meeting of shareholders of the Company to be held in the year 2007 and until their respective successors are duly elected and qualified.

        The following table sets forth the name, age, principal occupation and respective service dates of each person who has been nominated to be a director of the Company. Each nominee has consented to be named as a nominee and, to the knowledge of the Company, is willing to serve as a director, if elected. Should any of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute nominees.

Name of Nominee	Age	Principal Occupation	Director Since	Term Expires
Robert P. Levy	73	Chairman of the Board, DRT Industries, Inc.	1995	2004
Barbara Z. Shattuck	53	Principal, Shattuck Hammond Partners, LLC	2004	2004

        Ms. Shattuck, who is standing for election by the shareholders for the first time, was recommended by a non-management director of the Company. Ms. Shattuck was nominated based upon her extensive experience at the senior management level in the financial industry and her integrity, judgment and leadership ability demonstrated by that experience, as well as her independence. Mr. Levy is standing for re-election based upon the judgment, skill and dedication he has previously demonstrated as a Board member.

        The following table sets forth the name, age, principal occupation and respective service dates of each person who will continue as a director after the Annual Meeting.

Name	Age	Principal Occupation	Director Since	Term Expires
Class I Directors:
David A. Handler	39	Senior Managing Director, Bear Stearns & Co., Inc.	1994	2006
John M. Jacquemin	57	President, Mooring Financial Corporation	1995	2006
Class III Directors:
Peter M. Carlino	57	Chairman of the Board and Chief Executive Officer of the Company	1994	2005
Harold Cramer	76	Retired Partner, Schnader Harrison Segal & Lewis, LLP; Retired Chairman and Chief Executive Officer of the Graduate Health System	1994	2005

        Robert P. Levy.    Mr. Levy has been a director since 1995. He is the past Chairman of the Board of the Atlantic City Racing Association and served a two-year term from 1989 through 1990 as President of the Thoroughbred Racing Association. Mr. Levy has served as the Chairman of the Board of DRT Industries, Inc., a diversified business based in the Philadelphia metropolitan area, since 1960. Mr. Levy owns the Robert P. Levy Stable, a thoroughbred racing and breeding operation. Mr. Levy is a director of Fasig-Tipton Company, an equine auction company.

        Barbara Z. Shattuck.    Ms. Shattuck has been a director since January 29, 2004. Ms. Shattuck is a Principal of Shattuck Hammond Partners LLC, an investment banking firm. Prior to co-founding Shattuck Hammond in 1993, Ms. Shattuck spent 11 years at Cain Brothers, Shattuck & Company, Inc., an investment banking firm she co-founded. From 1976 to 1982 she was a Vice President of Goldman, Sachs & Co. Ms. Shattuck began her career as a municipal bond analyst at Standard & Poor's Corporation. Ms. Shattuck is a member of the board of directors of Sun Life Insurance & Annuity Company of New York.

        David A. Handler.    Mr. Handler has been a director since 1994. Since April 2000, Mr. Handler has been a Senior Managing Director at Bear Stearns & Co., Inc. From July 1995 to April 2000, Mr. Handler was employed by Jefferies & Company, Inc. where he became a Managing Director in March 1998.

        John M. Jacquemin.    Mr. Jacquemin has been a director since 1995 and is President of Mooring Financial Corporation and a group of affiliated companies. Mooring Financial Corporation is a financial services group founded by Mr. Jacquemin in 1982 that specializes in the purchase and administration of commercial loan portfolios and equipment leases.

        Peter M. Carlino.    Mr. Carlino has served as the Company's Chairman of the Board and Chief Executive Officer since April 1994. Since 1976, he has been President of Carlino Financial Corporation, a holding company which owns and operates various Carlino family businesses, in which capacity he has been continuously active in strategic planning for Carlino Financial Corporation and monitoring its operations. Mr. Carlino is also the Chairman of Carlino Development Group.

        Harold Cramer.    Mr. Cramer has been a director since 1994. Until November 1996, Mr. Cramer was the Chairman and Chief Executive Officer of the Graduate Health System. From November 1996 to July 2000, Mr. Cramer was Counsel to Mesirov Gelman Jaffe Cramer & Jamieson, LLP, which merged with Schnader Harrison Segal & Lewis LLP in July 2000. Mr. Cramer is now a retired partner of Schnader Harrison Segal & Lewis LLP. He also serves as director of several of the Company's subsidiaries.

        The Board of Directors unanimously recommends that the shareholders vote "FOR" each of the nominees.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors, which is composed entirely of non-employee directors who are independent under the current Marketplace Rules, has appointed BDO Seidman, LLP as certified public accountants to audit the books, records and accounts of the Company and its subsidiaries for the year ending December 31, 2004. This appointment is being presented to the shareholders for ratification.

        BDO Seidman audited the books, records and accounts of the Company and its subsidiaries for the years ended December 31, 2002 and December 31, 2003. BDO Seidman has advised the Audit Committee that it has no direct or material indirect interest in the company or its affiliates.

        A summary of the audit and non-audit fees paid to BDO Seidman in 2003 and 2002 is as follows:

	Fiscal 2003	Fiscal 2002
Audit Fees	$575,000	$375,000
Audit-Related Fees(1)	784,445	675,736
Tax Fees(2)	231,496	140,328
All Other Fees(3)	—	80,350

Total Fees	$1,590,941	$1,271,414

(1)
Audit-related fees for the fiscal year ended December 31, 2003 included fees for quarterly audits of the gaming proceeds at each of the Company's Louisiana properties required to be submitted to the Louisiana Gaming Control Board and annual audits required by law for certain properties, the preparation of financial information for a Current Report on Form 8-K regarding the acquisition of Hollywood Casino Corporation, the Company's offering of 6 7/8% senior subordinated notes due 2011, and the audit of the Company's 401(k) plans. Audit-related fees for the fiscal year ended December 31, 2002 included fees for quarterly audits of the gaming proceeds at each of the Company's Louisiana properties required to be submitted to the Louisiana Gaming Control Board, annual audits required by law for certain properties, purchase price accounting, the acquisition of the Bullwhackers properties, the Company's equity and debt offerings, and the audit of the Company's 401(k) plans.

(2)
Tax fees for the fiscal years ended December 31, 2003 and December 31, 2002, included fees in connection with preparation of U.S. federal and state income tax returns for the Company and other tax compliance matters.

(3)
All other fees for the fiscal year ended December 31, 2002 included fees in connection with consulting regarding the Company's swap agreements.

        The Audit Committee's Audit and Non-Audit Services Pre-Approval Policy provides for the pre-approval of audit and non-audit services performed by the Company's independent auditor. Under the policy, the Audit Committee may pre-approve specific services, including fee levels, by the independent auditor in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit services provided by BDO Seidman are pre-approved by the Audit Committee.

        The Audit Committee considers BDO Seidman to be well qualified to serve as the independent public accountants of the Company. If, however, the shareholders do not ratify the appointment of BDO Seidman, the Audit Committee may, but is not required to, reconsider the appointment.

Representatives of BDO Seidman will be present at the Annual Meeting, will have an opportunity to make statements if they desire, and will be available to respond to appropriate questions.

        The Board of Directors unanimously recommends that shareholders vote "FOR" the proposal to ratify the appointment of BDO Seidman, LLP, as the Company's independent public accountants for the year ending December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes certain information with respect to our compensation plans and individual compensation arrangements under which our equity securities have been authorized for issuance as of the fiscal year ended December 31, 2003:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by shareholders	3,366,750	$12.18	5,563,750
Equity compensation plans not approved by shareholders	47,500	$15.90	—

Total	3,414,250	$12.22	5,563,750

Option Grant to the Company's Chairman

        On February 6, 2003, the Compensation Committee granted Peter M. Carlino a stock option to purchase 47,500 shares of the Company's common stock at an exercise price of $15.90 per share, which was the closing price of the Company's common stock on the day before the option was granted. This stock option, which was granted prior to the adoption of the Company's 2003 Equity Compensation Plan, was not granted under the 1994 Stock Option Plan because sufficient shares did not remain available for grant under such plan. The stock option vests 25% on each of February 6 of 2004, 2005, 2006 and 2007 and expires on February 6, 2013. The terms of the stock option may only be amended by a written agreement between Peter M. Carlino and the Company that is approved by Compensation Committee.

SECURITY OWNERSHIP OF PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of April 2, 2004, by each person known to the Company to own beneficially more than five percent of the Company's outstanding Common Stock, each director, the chief executive officer and each of the four other most highly compensated executive officers of the Company and all of the executive officers and directors of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them except as otherwise shown in the footnotes to the table. Unless otherwise indicated in the footnotes to the table, the address of each such person is c/o the Company, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 2, 2004, are deemed outstanding for computing the percentage beneficially owned by such holder, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the shareholders listed in the table. The percentage for each beneficial owner is calculated based on (i) the aggregate number of shares reported to be owned by such group or individual and (ii) the aggregate number of shares of Common Stock outstanding as of April 2, 2004 (39,989,950 shares).

Name and Address	Number of Shares Beneficially Owned	Percentage of Class
Peter M. Carlino (1)(2)	7,326,840	18.06%
Peter D. Carlino (1)(3)	5,916,383	14.80%
Richard J. Carlino (1)(4)	5,569,035	13.90%
David E. Carlino (1)(4)	5,541,903	13.90%
Carlino Family Trust (1)	5,533,180	13.84%
Harold Cramer (1)(5)	5,958,336	14.90%
David A. Handler (6)	122,790	*
John M. Jacquemin (6)	23,700	*
Robert P. Levy	1,000	*
Barbara Z. Shattuck	—	—
Kevin DeSanctis (6)	225,000	*
William J. Clifford (6)	43,750	*
Leonard DeAngelo	—	—
Jordan Savitch (6)	50,312	*
All executive officers and directors as a group (11 persons) (6)	8,259,748	20.10%
Peter A. Hochfelder (7)	2,619,475	6.55%
Robert J. Sobel (7)	2,622,475	6.56%
Mitchell A. Kuflik (7)	2,623,475	6.56%

Notes to Security Ownership of Principal
Shareholders and Management Table

*
Less than 1%.

(1)
5,533,180 shares of the Company's common stock are owned by an irrevocable trust (the "Carlino Family Trust") among Peter D. Carlino, his eight children and the former spouse of one of his children, as settlors, and certain trustees, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters. Peter D. Carlino, Peter M. Carlino, David E. Carlino, Richard J. Carlino and Harold Cramer have shared investment power and shared voting power with respect to certain matters.

(2)
The number of shares in the tables includes 5,533,180 owned by the Carlino Family Trust, 1,212,660 shares owned jointly by Mr. Carlino and his wife, Marshia Carlino, and 581,000 shares that may be acquired upon the exercise of outstanding options that are exercisable within 60 days of April 2, 2004.

(3)
The number of shares in the table includes 5,533,180 shares owned by the Carlino Family Trust and 365,156 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino and Peter D. Carlino's children as to both of which Peter D. Carlino has shared investment power and shared voting power.

(4)
The number of shares in the table includes 5,533,180 shares of Common Stock owned by the Carlino Family Trust.

(5)
The number of shares in the table includes 5,533,180 shares owned by the Carlino Family Trust, an aggregate of 365,156 shares owned by a marital trust for the benefit of Peter D. Carlino and by a residuary trust for the benefit of Peter D. Carlino and Peter D. Carlino's children as to both of which Harold Cramer has shared investment power and shared voting power and 37,500 shares that may be acquired upon the exercise of outstanding options that are exercisable within 60 days of April 2, 2004.

(6)
Includes shares that may be acquired upon the exercise of outstanding options that are exercisable within 60 days of April 2, 2004, as follows: Kevin DeSanctis, 225,000 shares; William J. Clifford, 43,750 shares; Jordan Savitch, 50,312 shares; David A. Handler, 45,000 shares; and John M. Jacquemin, 22,500 shares; and all executive officers and directors as a group, 1,042,562 shares.

(7)
According to their joint Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2004, Messrs. Hochfelder, Sobel and Kuflik are the managing members of Braham Management, L.L.C. and are the executive officers and directors of Brahman Capital Corporation. Braham Management, L.L.C., as the sole general partner of Brahman Partners II, L.P., Brahman Partners III, L.P., Brahman Institutional Partners, L.P., BY Partners, L.P. and Brahman C.P.F. Partners, L.P., has the power to vote and dispose of the shares of the Company's common stock held by Brahman Partners II, L.P. (334,300 shares), Brahman Partners III, L.P. (228,000 shares), Brahman Institutional Partners, L.P. (318,000 shares), BY Partners, L.P. (705,300 shares) and Brahman C.P.F. Partners, L.P. (206,500 shares). Brahman Capital Corporation, pursuant to an investment advisory contract, has the power to vote and dispose of the 822,375 shares of the Company's common stock. In addition, pursuant to an arrangement with Braham Management, L.L.C., Brahman Capital Corporation shares voting and dispositive power of the shares of the Company's common stock held by BY Partners, L.P. (705,300 shares). Because of their positions in Braham Management, L.L.C. and Brahman Capital Corporation, each of Messrs. Hochfelder, Sobel and Kuflik may be deemed a beneficial owner of the aggregate of 2,614,475 shares of the Company's common stock to which Braham Management, L.L.C. and Brahman Capital Corporation have voting and dispositive power. In addition, Messrs. Hochfelder, Sobel and Kuflik have sole voting and dispositive power with respect to 5,000, 8,000 and 9,000 shares, respectively. The address for each of these reporting persons is 350 Madison Avenue, 22nd Floor, New York, New York 10017.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

        The following table sets forth information with respect to all compensation awarded to, earned by or paid for services rendered to the Company by (a) the Company's Chief Executive Officer and (b) each of the four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") during the last completed fiscal year.

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Name and Principal Position							Securities Underlying Options Granted(2)	All Other Compensation
	Year	Salary		Bonus(1)
Peter M. Carlino Chairman of the Board and Chief Executive Officer	2003 2002 2001	$ $ $	785,016 600,000 456,731	$ $ $	800,000 550,000 150,000		150,000 150,000 150,000	$ $ $	313,303 263,398 256,833	(3) (3) (3)
Kevin DeSanctis President and Chief Operating Officer(6)	2003 2002 2001	$ $ $	695,865 575,000 403,846	$ $ $	700,000 525,000 150,000		100,000 100,000 300,000	$ $	78,853 8,985 —	(4) (4)
William J. Clifford Chief Financial Officer and Sr. Vice President, Finance(7)	2003 2002 2001	$ $ $	343,558 275,000 111,058	$ $ $	350,000 250,000 35,000		50,000 50,000 100,000	$ $ $	35,324 17,023 11,327	(5) (5) (5)
Leonard DeAngelo(8) Executive Vice President of Operations	2003 2002 2001		$202,500 — —		$375,000 — —	(9)	150,000 — —		$18,137 — —	(10)
Jordan Savitch(11) Senior Vice President and General Counsel	2003 2002 2001	$ $	275,000 90,962 —	$ $	150,000 45,833 —		— 115,000 —		— — —

(1)
These amounts reflect the bonuses earned for 2003, 2002 and 2001. Bonus amounts that appeared in the summary compensation table of the Company's 2002 proxy statement reflected the amounts of bonus paid.

(2)
Options granted have been adjusted to reflect the Company's June 25, 2002 two-for-one stock split.

(3)
Represents (i) contributions of $64,626, $36,398 and $18,833 in 2003, 2002 and 2001, respectively made by the Company to its deferred compensation and 401(k) plans for the account of Peter M. Carlino; and (ii) life insurance policy premiums of $248,677, $227,000 and $238,000 in 2003, 2002 and 2001, respectively, paid by the Company on behalf of certain irrevocable trusts created by Peter M. Carlino. See "Certain Transactions" beginning on page 15.

(4)
Represents (i) contributions of $66,791 and $5,500 in 2003 and 2002 respectively made by the Company to its deferred compensation and 401(k) plans for the account of Kevin DeSanctis; and (ii) life insurance policy premiums of $12,062 and $3,485 in 2003 and 2002 respectively paid by the Company on behalf of Mr. DeSanctis.

(5)
Represents amounts contributed by the Company to its deferred compensation and 401(k) plans for the account of such executive officers.

(6)
Mr. DeSanctis joined the Company on February 15, 2001.

(7)
Mr. Clifford joined the Company on July 30, 2001.

(8)
Mr. DeAngelo joined the Company on July 21, 2003.

(9)
Includes a $150,000 cash bonus Mr. DeAngelo received upon the commencement of his employment on July 21, 2003.

(10)
Represents (i) contributions of $16,587 in 2003 made by the Company to its deferred compensation plan for the account of Mr. DeAngelo; and (ii) life insurance policy premiums of $1,550 paid in 2003 by the Company on behalf of Mr. DeAngelo.

(11)
Mr. Savitch joined the Company on September 3, 2002.

Option Grants in Last Fiscal Year

        The following table sets forth certain information regarding stock options granted during 2003 to the executive officers named in the Summary Compensation Table.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percentage of Total Options Granted to Employees in Fiscal Year 2003(2)
	Number of Securities Underlying Options Granted (1)
NAME			Exercise Price Per Share	Expiration Date
					5% (3)	10% (3)
Peter M. Carlino	150,000	13.57%	$15.90(4)	2/6/13	$1,499,914	$3,801,076
Kevin DeSanctis	100,000	9.05%	$15.90(4)	2/6/10	$647,290	$1,508,460
William J. Clifford	50,000	4.52%	$15.90(4)	2/6/10	$323,645	$754,230
Leonard DeAngelo	150,000	13.57%	$20.11(5)	7/21/10	$1,228,079	$2,861,947

(1)
Adjusted to reflect the Company's June 25, 2002 two-for-one stock split. Options granted to Messrs. Carlino, DeSanctis, Clifford and DeAngelo vest one-quarter on the first anniversary of the date of grant, and one-quarter on each succeeding such anniversary.

(2)
Based on a total number of options granted to employees during 2003 of 1,105,000.

(3)
Potential realizable value is based on an assumption that the market price of the Company's Common Stock appreciates at the stated rates compounded annually, from the date of grant until the end of the respective option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. See "Certain Transactions."

(4)
The exercise price is equal to the closing price of the Company's Common Stock on the date of grant.

(5)
The exercise price is equal to the closing price of the Company's Common Stock immediately prior to the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information with respect to the executive officers shown in the Summary Compensation Table concerning stock options exercised during 2003 and the value of vested and unvested unexercised options held as of December 31, 2003.

			Number of Securities Underlying Unexercised Options at December 31, 2003(1)
					Value of Unexercised In-the-Money Options At December 31, 2003
Name	Shares Acquired on Exercise(1)	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter M. Carlino	275,000	$5,812,396	556,000	375,000	$10,390,540	$4,076,250
Kevin DeSanctis	25,000	$441,223	100,000	325,000	$1,542,750	$4,014,500
William J. Clifford	18,750	$270,911	31,250	137,500	$359,250	$1,353,500
Leonard DeAngelo	—	—	—	150,000	—	$451,350
Jordan Savitch	—	—	43,125	71,875	$244,088	$406,813

(1)
Adjusted to reflect the Company's June 25, 2002 two-for-one stock split.

Employment Agreements

        On April 12, 1994, the Company entered into an employment agreement with Peter M. Carlino, its Chairman and Chief Executive Officer that was amended on June 1, 1999. The agreement is from year to year and may be terminated at the election of the Company, if Mr. Carlino becomes disabled, loses certain regulatory licensure, is convicted of a felony and upon a material breach of the agreement not cured within 30 days of written notice of breach. The agreement sets a minimum base salary, subject to adjustment, and provides for additional compensation and bonuses as may be awarded from time to time by the Board of Directors. For 2003, Mr. Carlino earned an annual salary of $785,016. The agreement also prohibits Mr. Carlino from competing with the Company during its term and for one year thereafter, prohibits the disclosure of confidential information of the Company and requires a death benefit payment by the Company based on Mr. Carlino's annual salary in effect at the time of his death.

        On February 15, 2001, the Company entered into an employment agreement with Kevin DeSanctis, its President and Chief Operating Officer. The agreement expired on February 14, 2003 and has been extended by agreement among the parties pending completion of a new employment agreement. The agreement sets a minimum base salary, subject to adjustment. For 2003, Mr. DeSanctis earned an annual salary of $695,865. Pursuant to the agreement, while employed by the Company and for two years thereafter, Mr. DeSanctis agreed not to reveal the confidential information of the Company or solicit the services of any employee of the Company, its subsidiaries or affiliated companies.

        On July 30, 2001, the Company entered into an employment agreement with William J. Clifford, its Chief Financial Officer and Senior Vice President, Finance. The agreement provides for a minimum base salary, subject to adjustment, and the payment of bonuses based on Mr. Clifford's and the Company's performance. Mr. Clifford earned a salary of $343,558 in 2003. The initial term of the agreement was from July 30, 2001 to July 30, 2003 and automatically renewed for a one-year period. If the Company, without cause, elects not to continue the agreement beyond its term or elects not to offer an "at will" employment relationship to Mr. Clifford, Mr. Clifford is entitled to receive a severance allowance equal to the full amount of Mr. Clifford's annual base salary and six months' health insurance benefits. The agreement may be terminated by the Company for "Cause" (as defined in the agreement), for performance-related reasons or because of death or total disability. Mr. Clifford is subject to a non-solicitation provision during the of the term of his employment agreement and for one year after he ceases to be an employee of the Company. The agreement prohibits Mr. Clifford from competing with the Company during its term and for any period thereafter for which Mr. Clifford is receiving severance payments from the Company. The agreement prohibits disclosure of trade secrets of the Company.

        On June 10, 2003, the Company entered into an employment agreement with Leonard DeAngelo, its Executive Vice President of Operations. The agreement is for a three-year term after which Mr. DeAngelo shall be an "at-will" employee unless the agreement is renewed. The agreement set an initial base salary of $450,000, subject to adjustment. Mr. DeAngelo received a cash bonus of $150,000 upon the commencement of his employment and is eligible for an annual cash bonus. Mr. DeAngelo also received equity compensation of 150,000 options to purchase common stock of the Company, which vest at a rate of 25% per year over four years. If Mr. DeAngelo's employment is terminated without "Cause" (as defined in the agreement), he will receive the product of his monthly base salary multiplied by the greater of twelve months or the number of months remaining in the initial term of the agreement. In the event of Mr. DeAngelo's death or total disability, he shall be entitled to a cash payment equal to the product of 175% of his monthly base salary multiplied by the number of months in the severance term. Whether terminated without Cause or as a result of total disability, Mr. DeAngelo will continue to receive health benefits coverage during the severance term. In the event that a Change of Control (as defined in the agreement) occurs, Mr. DeAngelo will be entitled to the payments and/or benefits that may become payable on substantially the same terms and conditions as any payments and/or benefits provided to his peer executives, taking into account his position and performance. Mr. DeAngelo is prohibited from disclosing confidential information. Mr. DeAngelo is subject to a non-competition provision during the term of his employment and, after the termination of his employment, for the remainder of the term of his employment agreement. In addition, Mr. DeAngelo is subject to a non-solicitation provision during his employment and, after the termination of his employment, for a period equal to the greater of the remainder of the term of his employment agreement or one year.

        On September 3, 2002, the Company entered into an employment agreement with Jordan Savitch, its Senior Vice President and General Counsel. The agreement is for a two-year term and shall automatically renew for successive one-year terms. The agreement set an initial base salary of $275,000, subject to adjustment, and provides that Mr. Savitch is eligible for an annual cash bonus, provided that the maximum bonus percentage may, in the discretion of the Board, be limited to 50% of Mr. Savitch's base salary, as well as additional bonuses as may be awarded from time to time by the Board of Directors. Mr. Savitch also received an initial grant of 115,000 options to purchase common stock of the Company, which vest quarterly over four years, and is entitled to receive subsequent equity compensation grants on substantially the same terms and conditions as grants provided to his peer executives, taking into account his position and performance. If Mr. Savitch's employment is terminated for "Cause" or if he terminates for "Good Reason" (as defined in the agreement), Mr. Savitch shall receive one year of full salary and benefits. In the event that a change of control of the Company occurs, Mr. Savitch will be entitled to the payments and/or benefits that may become payable on substantially the same terms and conditions as any payments and/or benefits provided to his peer executives, taking into account his position and performance. Mr. Savitch is prohibited from disclosing confidential information and is subject to a non-competition and non-solicitation provisions for a period of one year following the termination of his employment.

Certain Transactions

        In August 1994, the Company signed a consulting agreement with Peter D. Carlino, former Chairman of the Company. Pursuant to the consulting agreement, as amended, Peter D. Carlino receives an annual fee of $135,000. Peter D. Carlino is the father of Peter M. Carlino, the Chairman of the Board and Chief Executive Officer of the Company.

        The Company paid premiums on life insurance policies (the "Policies") on behalf of certain irrevocable trusts (the "Trusts") created by the Company's Chief Executive Officer ("CEO"). The policies cover the CEO's life and that of his spouse. The Trusts are the owners and beneficiaries of the policies and are obligated to reimburse the Company for all premiums paid when the insurance matures or upon death. As of December 31, 2003, the Company has recorded receivables from such trusts in the amount of $1,670,000. The Company paid premiums of $238,000, $227,000 and $249,000 in 2001, 2002 and 2003, respectively.

        The Company currently leases 11,045 square feet of office space in two office buildings in Wyomissing, Pennsylvania for our executive offices. The office buildings are owned by an affiliate of Peter M. Carlino, the Company's Chairman and Chief Executive Officer. These leases expire in March 2005 and June 2012. In 2003, payments totaling $326,000 were made in connection with the leases. The Company believes that the lease terms are not less favorable than lease terms that could have been obtained from an unaffiliated third party.

        During 2003, Bear Stearns and Co., Inc. performed certain financial advisory and investment banking services for the Company. David A. Handler, a director of the Company, is a Senior Managing Director of Bear Stearns and Co., Inc. The Company anticipates that Bear Stearns and Co. will continue to be retained to perform services in 2004. The services performed during 2003 were provided to the Company on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties, and Bear Stearns and Co.'s compensation in connection with such services did not exceed five percent (5%) of Bear Stearns and Co.'s consolidated gross revenues for its last full fiscal year.

        Prior to March 6, 2003, the Company leased an aircraft from a company owned by Mr. Jacquemin, an outside director of the Company. The lease provided for monthly payments of $27,775. The

Company believes that the lease terms were not less favorable than lease terms that could have been obtained from an unaffiliated third party. On March 6, 2003, this lease was refinanced and a new lease was entered into between the Company and General Electric Capital Corporation.

Compensation Committee Interlocks and Insider Participation

        The current members of the Company's Compensation Committee are Messrs. Cramer and Handler and Ms. Shattuck. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

        Notwithstanding anything to the contrary, the following reports of the Compensation Committee and the Audit Committee and the performance graph on page 20 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company's executive officer compensation program is administered and reviewed by the Compensation Committee of the Board of Directors. The Compensation Committee currently consists of three non-employee directors of the Company who are independent under the current Marketplace Rules of the National Association of Securities Dealers, Inc.

Policies and Mission

        The Compensation Committee has determined that compensation of executive officers should include a mixture of short and long range compensation plans that attract, motivate and retain competent executive personnel and encourage increases in the Company's productivity and profitability. As such, the Company's policy is that executive compensation should be directly and materially related to the short-term and long-term operating performance and objectives of the Company. To achieve these ends, executive compensation, including base salary, bonus and stock option grants, is to a significant extent dependent upon the Company's financial performance and the return on its Common Stock. However, to ensure that the Company is strategically and competitively positioned for the future, the Compensation Committee also attributes significant weight to other factors in determining executive compensation, such as maintaining competitiveness, implementing capital improvements, expanding markets and achieving other long-range business and operating objectives. Key factors considered by the Compensation Committee during the year 2003 were: achieving budgeted operating results, the integration of the Hollywood Casino Corporation properties, achieving year over year earnings growth that exceeded budgeted expectations, the continued development of the organization of the Company, the continued expansion and strong operating results of the properties, and the Company's efforts to mitigate the ramifications of the tax increase imposed by the state of Illinois at Hollywood Casino Aurora.

Compensation Program

        To determine appropriate levels of executive compensation, the Compensation Committee periodically reviews the executive compensation programs and policies of the Company's competitors, in addition to a broader group of companies in its marketplace, to ensure that the Company's plans and practices are competitive and appropriately based on the Company's performance and compensation philosophy. The key components of the Company's compensation program are base salary, equity participation in the form of stock options and annual incentive bonus awards.

        Base Salary.    The Compensation Committee seeks to structure executive base salaries competitive with those of similarly situated companies and reviews each executive officer's salary on an annual basis. The base salaries for Peter M. Carlino and the other executive officers are set by employment agreements and adjusted by the Compensation Committee. In setting and adjusting base salary levels for individual executives, the Compensation Committee considers factors such as the executive's scope of responsibility, the executive's performance, the performance of the Company, future potential and overall competitive positioning relative to comparable positions at other companies. In making salary decisions, the Compensation Committee exercises subjective judgment using no specific weights for the previously discussed factors.

        Stock Options.    Stock options are granted under the provisions of the Company's 1994 Stock Option Plan or 2003 Equity Compensation Plan. Stock options are granted to reinforce the importance of improving shareholder value over the long-term and to encourage and facilitate executive stock ownership. Stock options are granted at not less than 100% of the fair market value of the stock to ensure that executives can be rewarded only for appreciation in the price of the Common Stock where the Company's shareholders are similarly benefited. The Compensation Committee determines and designates the executive officers who receive stock options. In making grants to executive officers, the

Compensation Committee establishes levels of participation for the stock option program based upon each executive officer's position in the Company, performance, tenure and future potential, without giving particular weight to one factor.

        Annual Bonus.    The Compensation Committee awarded bonuses to the executive officers and certain other officers. The bonuses were based upon the executives' and the Company's accomplishments during 2003, including achieving budgeted operating results, the integration of the Hollywood Casino Corporation properties, achieving year over year earnings growth that exceeded budgeted expectations, the continued development of the organization of the Company, the continued expansion and strong operating results of the properties, and the Company's efforts to mitigate the ramifications of the tax increase imposed by the state of Illinois at Hollywood Casino Aurora.

Compensation of the Chief Executive Officer

        The compensation of Peter M. Carlino, the Chief Executive Officer, is made up of base salary, bonus and stock options. Mr. Carlino received a salary of $785,016 and a bonus of $800,000 in 2003. In addition, in 2003, Mr. Carlino was granted options to purchase 150,000 shares of Common Stock. Mr. Carlino's current base salary and his total compensation opportunity are each in line with those of CEOs of comparable companies.

        In establishing Mr. Carlino's compensation package, the Compensation Committee assessed the Company's and Mr. Carlino's performance in 2003. The Compensation Committee considered Mr. Carlino's demonstrated management skills, his expertise in the gaming and racing industries, his success in implementing the Company's strategic plans and his development of the organization of the Company. The Compensation Committee also considered the Company's accomplishments during 2003, including achieving budgeted operating results, the integration of the Hollywood Casino Corporation properties, achieving year over year earnings growth that exceeded budgeted expectations, the continued development of the organization of the Company, the continued expansion and strong operating results of the properties, and the Company's efforts to mitigate the ramifications of the tax increase imposed by the state of Illinois at Hollywood Casino Aurora.

        Mr. Carlino received a bonus for 2003 based upon his role in the Company's numerous achievements during 2003, including achieving budgeted operating results, the integration of the Hollywood Casino Corporation properties, achieving year over year earnings growth that exceeded budgeted expectations, the continued development of the organization of the Company, the continued expansion and strong operating results of the properties, and the Company's efforts to mitigate the ramifications of the tax increase imposed by the state of Illinois at Hollywood Casino Aurora. The stock options awarded to Mr. Carlino reflect the total shareholder return achieved through the date of grant and were intended to link Mr. Carlino's future compensation opportunity to the creation of additional shareholder value.

Compensation Committee of the Board of Directors*

Harold Cramer, Chairman David A. Handler

*
Barbara Z. Shattuck was appointed to the Compensation Committee in January 2004 and did not participate in the Compensation Committee's determination of executive compensation for fiscal 2003.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors consists of John M. Jacquemin (Chairman), Harold Cramer and Robert P. Levy, all of whom are independent directors under the current Marketplace Rules of the National Association of Securities Dealers, Inc., and operates under a written charter adopted by the Board of Directors that complies with the rules adopted by the National Association of Securities Dealers, Inc. and the SEC. A copy of the written charter is included as Appendix A to this Proxy Statement.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee is responsible for appointing, compensating, retaining and overseeing the Company's independent public accountants. The Company's independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Audit Committee members are not professional accountants, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee's members in business, financial and accounting matters.

        In this context, in 2003, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the firm's independence.

        Based upon Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants on the Consolidated Financial Statements, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

John M. Jacquemin, Chairman Harold Cramer Robert P. Levy

COMPARATIVE STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return for the Company's Common Stock since December 31, 1998 to the total returns of the NASDAQ Market Index and a peer group index. The peer group index is comprised of seven competing gaming and thoroughbred horse racing companies (Ameristar Casinos, Inc., Argosy Gaming, Inc., Boyd Gaming Corp., Isle of Capri Casinos, Inc., MTR Gaming Group, Inc., Pinnacle Entertainment, Inc., and Station Casinos, Inc.). The comparative returns shown in the graph assumes the investment of $100 in the Company's Common Stock, the NASDAQ Market Index and the peer group index on December 31, 1998 and assumes the reinvestment of all dividends.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG PENN NATIONAL GAMING, INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

	Year Ended
Index Description	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Penn National Gaming, Inc.	$100.00	$128.57	$145.54	$433.43	$453.14	$660.57
Peer Group	$100.00	$266.97	$237.64	$325.23	$334.64	$493.17
NASDAQ Market Index	$100.00	$176.37	$110.86	$88.37	$61.64	$92.68

Notes:

A.
The lines represent annual index levels, assuming reinvestment of all dividends paid during the measurement period.

B.
The indexes are re-weighted daily, using the market capitalization on the previous trading day.

C.
    If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

        The Company has not paid cash dividends on its Common Stock. Historic price is not indicative of future stock price.

OTHER MATTERS

        The Company has mailed a 2004 Annual Report to Shareholders and a proxy card together with this proxy statement to all shareholders of record at the close of business on April 2, 2004. The Board of Directors does not know of any other business that will be presented for consideration at the Annual Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting and Proxy Statement may be acted on at the Annual Meeting. If any other business does properly come before the Annual Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent (10%) of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock and any other equity securities of the Company with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no such Forms were required to be filed by such persons, the Company believes that all its executive officers, directors and greater than ten percent (10%) shareholders complied with all filing requirements applicable to them during 2003.

Shareholder Proposals

        Shareholders who wish to submit proposals to be considered for inclusion in the Proxy Statement for the Company's 2005 Annual Meeting of Shareholders must submit the same to the Company on or before December 22, 2004, at the Company's principal executive office, Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, directed to the attention of the Secretary. If any shareholder wishes to present a proposal at the 2005 Annual Meeting that is not included in the Company's Proxy Statement for that meeting and fails to submit that proposal on or before March 7, 2005, the proxy holders will be allowed to use their discretionary authority when the proposal is raised at the Company's 2005 Annual Meeting of Shareholders, without any discussion of the matter in the proxy statement for that meeting.

Householding of Proxy Materials

        Certain shareholders who share the same address may receive only one copy of the Proxy Statement and the Company's 2004 Annual Report to Shareholders in accordance with a notice delivered from such shareholders' bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as "householding," is designed to reduce printing and postage costs. Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Proxy Statement or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Company by telephone at (610) 373-2400 or in writing at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary. Shareholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder, and their account information.

The Company's Annual Report on Form 10-K

        The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003 including financial statements and the schedules thereto. Such written requests should be directed to the Company at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Corporate Secretary.

By Order of the Board of Directors,

/s/ Robert S. Ippolito
April 21, 2004	Secretary

Appendix A
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
PENN NATIONAL GAMING, INC.
CHARTER

I. PURPOSE

        The Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of Penn National Gaming, Inc. (the "Company") shall assist the Board in monitoring (a) the integrity of the financial statements of the Company, (b) the independent auditor's qualifications and independence, (c) the performance of the Company's internal audit function and independent auditors, and (d) the compliance by the Company with certain legal and listing requirements. The Audit Committee's primary duties and responsibilities include:

  •
  Serving as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  •
  Reviewing and appraising the audit efforts of the Company's independent accountants and internal auditors and monitoring their independence.

  •
  Maintaining free and open communication with and among the independent accountants, the internal auditors, financial and senior management of the Company and the Board.

        In discharging this oversight role, the Audit Committee is empowered to investigate any matter brought to its attention and any other matters that the Audit Committee believes should be investigated. The Audit Committee may at any time engage, at the expense of the Company, independent counsel or other advisors, as it deems necessary to carry out its duties. The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, assure compliance with certain laws and listing standards, assure compliance with the Company's Code of Business Conduct, or determine that the Company's financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. These duties are the responsibility of management.

II.    COMPOSITION

        The Audit Committee shall be comprised of no fewer than three directors, each of whom shall meet the "independence" requirements of NASDAQ and the rules and regulations of the Securities and Exchange Commission (the "Commission"). All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement at the time of his or her appointment to the Audit Committee. The Company is responsible for providing the Committee with educational resources pertinent to the Company and other matters as may be requested by the Committee. At least one member of the Audit Committee shall be a financial expert as defined by the Commission within the time prescribed by applicable law or listing standards or the Company will publicly disclose why it does not.

        The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Audit Committee members may be replaced by a majority vote of the Board. Unless an Audit Committee Chairman is elected by the full Board, the members of the Audit Committee may designate a Chairman by majority vote of the Audit Committee.

III.  MEETINGS

        The Audit Committee shall meet as often as it deems necessary, but no less frequently than quarterly.

        In discharging its responsibility to foster open communications, the Audit Committee shall meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee may request any officer, employee or agent of the Company to attend an Audit Committee meeting or to meet with members of the Audit Committee.

        The Audit Committee, or at least its Chairman, shall meet with the independent accountants and/or management quarterly to review the Company's financial statements consistent with Section IV below.

        The Audit Committee may also act by unanimous written consent without a meeting.

IV.    RESPONSIBILITIES AND DUTIES

        The Audit Committee shall:

A.    Documents/Reports Review

1.
Annually review and reassess this Charter.

2.
Submit this Charter to the Board for approval and ensure disclosure of the Charter in accordance with the rules and regulations of the Commission and applicable listing standards.

3.
Review and discuss the Company's audited financial statements for each fiscal year with management and the independent accountants; review the written disclaimer and the letter from the independent accountants required by Independence Standards Board No. 1, as it may be modified or supplemented; and discuss with the independent accountants the independence of the independent accountants. Based on the review and discussions in the preceding sentence, make a recommendation to the Board on inclusion of the audited financial statements in the Annual Report on Form 10-K for each fiscal year. The Audit Committee shall review any certification, report or opinion rendered by the independent accountants and discussions regarding the adequacy of disclosures and content, quality of earnings, reserves and accruals, suitability of accounting principles, reasonableness of estimates and other judgmental matters and such other matters that the Audit Committee deems appropriate.

4.
Review and discuss, with management and the independent accountants, adjustments recorded as a result of the audit of the Company's financial statements for each fiscal year, and the effects of audit findings that were not adjusted in the underlying accounting records of the Company.

5.
Review, discuss and assess, with management and the independent accountants, the impact of new accounting pronouncements on the Company's financial statements and related disclosures.

6.
Review with management and the independent accountants the matters that the independent accountants are required to communicate to the Audit Committee as a result of their review of the Company's interim financial information, Quarterly Reports and Annual Reports on forms to be filed with the SEC. For this purpose, the Chairman of the Audit Committee may act on behalf of the entire Audit Committee.

7.
Discuss with management and the independent accountants significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

8.
Inquire of management and the independent accountants if any correspondence or published reports that raise material issues regarding the Company's financial statements or accounting policies have been received from regulators or governmental agencies.

9.
Confirm management has included a report on the Audit Committee in all proxies and information statements, as required by applicable laws or listing standards.

B.    Independent Accountants

1.
Exercise sole authority within the Company to appoint, determine the compensation and funding for, oversee and, where appropriate, discharge and replace the independent accountants. The independent accountants shall report directly to the Audit Committee and shall be evaluated by the Audit Committee.

2.
Determine the independence of the independent accountants by: (i) reviewing and considering the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1, as it may be modified or supplemented, that they are independent; (ii) actively engaging in a discussion with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants; and (iii) taking, or recommending that the Board take, appropriate action to oversee the independence of the independent accountants.

3.
Approve, in advance, the nature, timing and scope of the proposed audit of the Company's financial statements for each fiscal year and the procedures to be utilized in each such audit. The Audit Committee may delegate such preapproval authority to one or more members of the Audit Committee and any preapproval granted pursuant to such delegation shall be presented to the full Audit Committee at its next scheduled meeting.

4.
Approve, in advance, all requests by management for permissible non-audit services to be provided to the Company by the independent accountants. The Audit Committee may delegate such pre-approval authority to one or more members of the Audit Committee and any pre-approval granted pursuant to such delegation shall be presented to the full Audit Committee at its next scheduled meeting.

5.
On a timely basis, obtain from the independent accountants and review, in connection with each audit, a report to the Audit Committee setting forth (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (c) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

6.
Internal Audit will provide to the Audit Committee for their review and comment a report from the independent accountants at least annually regarding:

a.
the independent accountant's internal quality-control procedures;

b.
any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years regarding one or more independent audits carried out by the firm;

c.
any steps taken to deal with any such issues and;

d.
all relationships between the independent accountants and the Company.

7.
Internal Audit will provide a confirmation to the Audit Committee regarding the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by applicable law or listing standards.

8.
Recommend to the Board policies for the Company's hiring of employees or former employees of the independent accountants who participated in any capacity in the audit of the Company.

9.
Internal Audit will provide to the Audit Committee a confirmation that the Company's external auditors are registered with the Public Company Accounting Oversight Board.

10.
Review all reports issued by the independent accountants and provide the independent accountants with full access to the Audit Committee and the Board to report on any and all matters deemed appropriate by the independent accountants.

11.
Annually, or more frequently to the extent necessary, consult with the independent accountants outside the presence of management regarding internal controls and the completeness and accuracy of the Company's annual financial statements.

12.
Direct the attention of independent accountants towards specific matters or areas deemed to be of special significance, and authorizing the independent accountants to perform supplemental reviews or audits that the Audit Committee may deem advisable.

C.    Internal Auditing

1.
Participate in the appointment, promotion, or dismissal of the Company's internal audit director.

2.
Instruct the internal auditors that they are responsible to the Board through the Audit Committee.

3.
Assist with the development and approval of the internal audit department's mandate, goals and mission.

4.
Annually review the internal audit department's budget, plan, activities and organizational structure.

5.
Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

6.
Review with the internal auditors the results of the Internal Audit department's monitoring of compliance with the Company's Code of Business Conduct.

7.
Review the performance of the internal audit department.

D.    Financial Reporting Processes

1.
Prior to filing the Company's Form 10Q or Form 10K, review and discuss the Company's financial statements with management and the independent accountants.

2.
Prior to disclosure, review and discuss with management the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

3.
Review and discuss, with management and the independent accountants, any reports on the Company's internal accounting controls rendered by the independent accountants. The review shall include discussions regarding the quality, adequacy and effectiveness of the Company's accounting and financial controls including computerized information system controls and security.

4.
Obtain from the officers providing certifications required in connection with the filing of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and review with management, disclosure of (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any material weaknesses in internal controls and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

5.
Effective with the 2004 Form 10-K, and annually thereafter, review and comment on the independent auditor's report on Management's Annual Assessment of, and Report on, the Company's Internal Control Over Financial Reporting, as required by section 404 of the Sarbanes-Oxley Act of 2002 or the Commission.

6.
Review and comment on the integrity of the Company's financial reporting processes, both internal and external, by consultation with the independent accountants at least once annually.

7.
Review and comment on the independent accountants' judgments regarding the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

8.
Consider and approve, if appropriate, significant changes to the Company's accounting principles and practices as suggested by the independent accountants or management.

9.
Make periodic inquires, but no less than annually, of management and the independent accountants with regard to significant risks and exposures facing the Company and assess the steps management has taken to minimize such risks.

10.
Make inquiries, at least quarterly, of management and the independent accountants with regard to any off-balance-sheet transactions and assess the purpose, need and risks.

E.    Process Improvement

1.
No less than annually, the Audit Committee should independently address with management and the independent accountants any significant accounting policies, procedures and judgments made by management in the preparation of the annual financial statements.

2.
Subsequent to the completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, significant changes in the audit plan or scope of work and any restrictions on the scope of work or access to required information.

3.
Review and comment on any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

4.
Review and comment on significant findings during the year with management and the independent accountants, including status of previous audit recommendations.

5.
Review, with the independent accountants and management, the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. These reviews should be conducted at appropriate times subsequent to implementation of changes or improvements, as decided by the Audit Committee.

F.     Ethical and Legal Compliance

1.
Beginning in 2003, annually review the Company's Code of Business Conduct. Beginning in 2004, annually review and comment on the procedures that management has established to administer enforcement of the Company's Code of Business Conduct.

2.
By the first quarter of 2004, along with management, establish procedures for receiving and handling complaints regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees regarding questionable accounting, internal controls or auditing matters.

3.
Review and pre-approve conflicts of interest and related party transactions.

4.
Review with corporate counsel any legal compliance matters, including corporate securities trading policies, as may be deemed appropriate by the Audit Committee.

5.
Discuss with management and with corporate counsel the status of material matters such as pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate by the Audit Committee.

6.
Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

G.    Audit Committee Reporting

1.
Provide periodic reports to the Board regarding the activities of the Audit Committee.

2.
Issue such reports as may be required by the Commission for inclusion in the Company's annual proxy statement.

Appendix B
PENN NATIONAL GAMING, INC.
BOARD OF DIRECTORS
NOMINATING COMMITTEE CHARTER

ORGANIZATION

Membership

        The Nominating Committee ("Committee") of the Board of Directors (the "Board") of Penn National Gaming, Inc. ("Company") shall consist of three "independent directors", as such term is defined in the rules and regulations adopted by the Nasdaq Stock Market ("Nasdaq") and the Securities and Exchange Commission ("SEC"). Membership on the Committee shall be determined and approved annually by the Board upon the recommendation of the Committee. The Chairman of the Committee shall be appointed by the Board. Should any member of the Committee cease to be independent, such member shall immediately resign his or her membership on the Committee.

Meetings

        The Committee shall meet as frequently as necessary (at least once each year). A majority of the members of the Committee shall constitute a quorum for the transaction of business. Minutes are recorded by the Secretary to the Committee. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Committee. The Committee may also act in any manner the Board is authorized to act, including by unanimous written consent without a meeting.

BASIC FUNCTION AND PURPOSE

        The role of the Nominating Committee is to:

  •
  recommend, for the Board's selection, nominees for director;

  •
  identify qualified individuals to become Board members; and

  •
  assist the Board in determining the structure, composition and size of the Board and its committees.

RESPONSIBILITIES

        The Committee, in consultation with the Chairman of the Board and the Chief Executive Officer, shall:

1.
Review and make recommendations on the range of skills and expertise which should be represented on the Board, and the eligibility criteria for individual Board and committee membership, which shall be in accordance with the rules and regulations of any governmental or regulatory body exercising authority over the Company, including, without limitation, the SEC and Nasdaq.

2.
Review and recommend to the Board the appropriate structure, composition and size of the Board and its committees.

3.
Identify and recommend, for the selection by a majority of the independent directors of the Board, potential candidates for election or re-election to the Board.

4.
Have authority to retain and terminate any search firm to be used to identify director candidates, including authority to approve the search firm, fees and other retention terms.

B-1

5.
Have authority to obtain advice and assistance from internal and external legal, accounting or other advisers.

        The Committee's oversight of director nominations shall not apply with respect to those directors, if any, entitled to be nominated for director by a third party pursuant to a binding obligation of the Company.

REPORTING RESPONSIBILITY

        Any action taken by the Committee shall be reported to the Board at the next Board meeting following such action. In addition, nomination matters may be discussed in executive session with the full Board during the course of the year.

B-2

PROXY

TM PENN NATIONAL GAMING, INC.	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic deliver of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
PENN NATIONAL GAMING, INC. 825 BERKSHIRE BLVD., SUITE 200 WYOMISSING, PA 19610

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Penn National Gaming, Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PENNG1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PENN NATIONAL GAMING, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NOS. 1 AND 2.
Vote On Directors			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.
1.
	For the election of Robert P. Levy and Barbara Z. Shattuck to serve as Class II Directors until the Annual Meeting of Shareholders of the Company to be held in the year 2007 or until their successors are elected and qualified:		☐	☐	☐

	01) Robert P. Levy	02) Barbara Z. Shattuck
Vote On Proposal						For	Against	Abstain
2.	To ratify the appointment of BDO Seidman, LLP, as independent public accountants of the Company for the year ending December 31, 2004					☐	☐	☐
3.	In their discretion, such other business as may properly come before the annual meeting.
For comments, please check this box and write them on the back where indicated			☐
Please sign exactly as name appears. For joint accounts, each joint owner must sign.
HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household			Yes ☐	No ☐
Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

PROXY

PENN NATIONAL GAMING, INC.
ANNUAL MEETING OF SHAREHOLDERS, MAY 26, 2004

        The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) Peter M. Carlino and Harold Cramer, and each of them, as attorneys and proxies, with full power of substitution, to vote on behalf of the shareholder(s) all of the shares of Common Stock of Penn National Gaming, Inc. (the "Company"), which the shareholder(s) would be entitled to vote at the Annual Meeting of Shareholders thereof to be held on May 26, 2004 and at any and all postponements and adjournments thereof, upon the matters listed on the reverse side.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED "FOR" EACH SUCH ITEM AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)
SEE REVERSE SIDE	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE DATE AND SIGN ON THE OTHER SIDE AND RETURN THIS PROXY PROMPTLY.	SEE REVERSE SIDE

QuickLinks

Penn National Gaming, Inc. 825 Berkshire Boulevard, Suite 200 Wyomissing, Pennsylvania 19610
INFORMATION CONCERNING SOLICITATION AND VOTING
GOVERNANCE OF THE COMPANY
PROPOSAL 1: ELECTION OF CLASS II DIRECTORS
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPARATIVE STOCK PERFORMANCE GRAPH
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG PENN NATIONAL GAMING, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX
OTHER MATTERS
Appendix A AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PENN NATIONAL GAMING, INC. CHARTER
Appendix B PENN NATIONAL GAMING, INC. BOARD OF DIRECTORS NOMINATING COMMITTEE CHARTER